As filed with the Securities and Exchange Commission on August 3, 2007

Registration No. 333-64207

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ________________
POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________

CIGNA CORPORATION
(Exact name of registrant as specified in its charter)

________________

Delaware (State or other jurisdiction of incorporation or organization)	06-1059331 (I.R.S. employer Identification no.)

Two Liberty Place, 1601 Chestnut Street
Philadelphia, Pennsylvania 19192
Telephone: (215) 761-1000
(Address of principal executive offices)

________________

CIGNA 401(k) PLAN
(Full title of the plan)

________________

Nicole S. Jones
Corporate Secretary and Vice President, Corporate and Financial Law
CIGNA Corporation
Two Liberty Place, 1601 Chestnut Street
Philadelphia, Pennsylvania 19192
Telephone: (215) 761-1000
(Name and address of agent for service)

INCORPORATION BY REFERENCE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the “Post-Effective Amendment No. 1”), filed pursuant to Instruction E on Form S-8, relates to the Registration Statement on Form S-8 (No. 333-64207) of CIGNA Corporation (the “Registrant” or the “Company”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 24, 1998 (the “Registration Statement”).  Under the Registration Statement, the Registrant registered 4,500,000 shares of Common Stock, par value $0.25 (the “Common Stock”) to be offered and sold in connection with the Registrant’s CIGNA 401(k) Plan (the “Plan”).  The contents of the Registrant’s Registration Statement on Form S-8 (No. 333-64207) are incorporated by reference in this Post-Effective Amendment No. 1.

EXPLANATORY NOTE

On April 25, 2007, the board of directors of the Registrant approved a three-for-one stock split, in the form of a stock dividend, of the Company’s Common Stock, to be distributed on June 4, 2007 to all stockholders of record at the close of business on May 21, 2007 (the “2007 Stock Split”).

The purpose of this Post-Effective Amendment No. 1 is to reflect, in accordance with Rule 416(b) of the Securities Act of 1933, as amended, the change in the number of shares of the Registrant’s Common Stock registered under the Registration Statement, as a result of the 2007 Stock Split, from 4,500,000 to 13,500,000.  In addition, pursuant to Rule 416 under the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement shall be deemed to cover an indeterminate amount of additional shares of the Company's Common Stock that would automatically be issued to prevent dilution resulting from any future stock splits, stock dividends or similar transactions.

PART II

INFORMATION REQUIRED TO BE IN THE REGISTRATION STATEMENT

Item 5.                      Interests of Named Experts and Counsel

The legality of the shares of Common Stock registered hereby has been passed upon by Deborah Young, Esq., who is employed by and serves as Counsel to the Registrant.

Item 8.                      Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on August 3, 2007.

CIGNA CORPORATION

By:	/s/ Nicole S. Jones
Nicole S. Jones
Corporate Secretary and Vice President,
Corporate and Financial Law

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons, in the capacities and on the date indicated:

Principal Executive Officer:	Directors:*

H. Edward Hanway*	Robert H. Campbell
Chairman, Chief Executive Officer	Isaiah Harris, Jr.
and a Director	Jane E. Henney, M.D.
Peter N. Larson
Principal Financial Officer:	Roman Martinez IV
James E. Rogers
By: /s/ Michael W. Bell	Harold A. Wagner
Michael W. Bell	Carol Cox Wait
Executive Vice President	Eric C. Wiseman
and Chief Financial Officer	Donna F. Zarcone
Date: August 3, 2007	William D. Zollars

Principal Accounting Officer:	*By: /s/ Nicole S. Jones
Attorney-in-fact
By: /s/ Annmarie T. Hagan	Date: August 3, 2007
Annmarie T. Hagan
Vice President and Chief
Accounting Officer
Date: August 3, 2007

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on August 3, 2007.

CIGNA 401(k) Plan

By:	/s/ John Arko
John Arko
Plan Administrator

EXHIBIT INDEX

Exhibit Number	Description
5	Opinion of Counsel of the Company
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Counsel of the Company (included in Exhibit 5.0 above)
24.1	Powers of Attorney